Exhibit 4.2

Execution Version

MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made as of April 13, 2020, by and among Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), the holders of shares of Common Stock listed on Exhibit A (collectively, the “Common Stockholders” and individually a “Common Stockholder”), the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (“Preferred Stock”) listed on Exhibit B (collectively, the “Preferred Stockholders,” individually a “Preferred Stockholder” and jointly with the Common Stockholders, the “Stockholders” or individually a “Stockholder”), the warrantholders listed on Exhibit C (the “Warrantholders”) and the former members of EnviroWorks, LLC, a Delaware limited liability company (“EnviroWorks”), listed on Exhibit D (collectively, the “Investors”).

RECITALS

WHEREAS, the Company, the Common Stockholders, the holders of shares of Series A-1 Preferred Stock (the “Series A-1 Preferred Stockholders”), and EnviroWorks, previously entered into a Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated October 19, 2018 (the “Original Agreement”);

WHEREAS, the Company previously consummated a private placement of 12,000 shares of Series A-1 Preferred Stock and a warrant to issue 534,420 shares of Common Stock on October, 19, 2018, and issued such shares and warrant to OCM Montrose Holdings, L.P., a Delaware limited partnership;

WHEREAS, on December 6, 2019, EnviroWorks transferred all of the Common Stock held by EnviroWorks to its members: (i) Richard E. Perlman, (ii) Equity Trust Company, Custodian FBO Richard E. Perlman Roth IRA 2151260, (iii) Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Wife’s Nieces and Nephews, U/A dated June 28, 2016, (iv) Neal J. Fink, as Trustee of the Richard E. Perlman Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016, (v) Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016, (vi) James K. Price, (vii) The Price Trust #1 FBO Kathleen Lauren Price, (viii) The Price Trust #2 FBO Nicole Ashley Price, (ix) The Price 2012 Trust and (x) J. Miguel Fernandez de Castro (collectively, the “Investors” and each an “Investor”);

WHEREAS, on the date hereof, the Company purchased all of the membership interests (the “Acquisition”) of The Center for Toxicology and Environmental Health, L.L.C. (“Target”) pursuant to that certain Membership Interest Purchase Agreement, dated as of March 28, 2020, by and among the Company, Montrose Planning & Permitting, LLC, Target, CTEH Holdings, LLC (“CTEH Holdings”) and certain other parties thereto in exchange for cash, 791,139 shares of Common Stock, which were issued to CTEH Holdings, and other contingent consideration;

WHEREAS, in connection with the Acquisition, pursuant to the terms of that certain Purchase Agreement, dated as of March 28, 2020, by and between OCM Montrose II Holdings, L.P. and the Company (the “Series A-2 Preferred Purchase Agreement”), the Company has consummated a private placement of its new Series A-2 Preferred Stock and warrants to purchase Common Stock (collectively, the “Offering”) the proceeds of which were used to partially fund the Acquisition;

WHEREAS, in connection with the closing of the Offering, the Company, the Common Stockholders, the Warrantholders, the Preferred Stockholders and the Investors desire to amend and restate the Original Agreement to, among other things, (i) add the Investors, CTEH Holdings, the Preferred Stockholders issued Series A-2 Preferred Stock and the Warrantholders issued warrants to purchase Common Stock in the Offering to the Original Agreement and (ii) incorporate the terms and conditions contemplated by the Offering; and

WHEREAS, this amended and restated Agreement requires the consent of the Company, EnviroWorks, the Preferred Stockholders and the Warrantholders, which consent is evidenced by their execution of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereafter set forth, the parties hereby agree as follows:

1.	RIGHTS OF FIRST REFUSAL

(a) General. Subject to Section 1(h) below, a Stockholder or Warrantholder (in the case of warrants issued in connection with the issuance of the Series A-2 Preferred Stock, solely to the extent there has been no full redemption of the Series A-2 Preferred Stock) shall not, whether voluntarily or by operation of law, directly or indirectly, sell, transfer, pledge, hypothecate, gift, bequest, devise, assign or otherwise dispose of (collectively, “transfer”) any securities, whether now or hereafter acquired by such Stockholder, having voting rights in the election of the Board of Directors of the Company, or any securities evidencing an ownership interest in the Company, any shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock or any securities convertible into or exercisable for any shares of the foregoing (collectively, “Equity Securities”) except for Permitted Transfers (as defined in Section 1(h) below). Warrants held by the Warrantholders which were issued in connection with the issuance of the Series A-2 Preferred Stock shall, after the redemption in full of the Series A-2 Preferred Stock, be freely transferable and not subject to this Section 1; provided, that the Warrantholders holding such Warrants and the persons to whom such Warrants are transferred shall comply with all but the first sentence of Section 1.4 of the Investor Rights Agreement. If a Stockholder or Warrantholder (the “Selling Stockholder”) desires to transfer any Equity Securities (the “Offered Shares”) in one or more related transactions (other than a Permitted Transfer) and has received a bona fide offer from unaffiliated third parties (each, a “Proposed Transferee”) to buy any Offered Shares, then the Selling Stockholder shall promptly give written notice (the “Notice”) to the Company and to the Investors and the Warrantholders (collectively, the “ROFR Parties”) at least thirty (30) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Offered Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid (the “Offered Price”), and the name and address of each prospective purchaser or transferee.

(b) Right of Company. The Company has the right of first refusal to purchase all or any portion of the Selling Stockholder’s Offered Shares at the same price and subject to the same material terms and conditions as described in the Notice, if the Company gives written notice of the exercise of such right to the ROFR Parties and the Selling Stockholder within fifteen (15) days (the “Company Refusal Period”) after the receipt of the Notice. If the Company does not desire to purchase any Offered Shares or desires to purchase only a portion of the Offered Shares, then, on or before the expiration of the Company Refusal Period, the Company will give written notice of such decision to the ROFR Parties and the Selling Stockholder. If the Company fails to give notice to the ROFR Parties and the Selling Stockholder pursuant to the foregoing two sentences of this Section 1(b) during the Company Refusal Period, the Company shall be deemed to have elected not to purchase any of the Offered Shares and to have delivered notice of such decision to the ROFR Parties and the Selling Stockholder. For purposes hereof, a “Company Notice” shall mean any written notice given pursuant to this Section 1(b).

(c) Right of the ROFR Parties. Each of the ROFR Parties shall have an option for a fifteen (15) day period following delivery of the Company Notice to elect to purchase the Offered Shares that the Company has declined to purchase at the same price and subject to the same material terms and conditions as described in the Notice. Each of the ROFR Parties may exercise such purchase option and, thereby, agree to purchase all or any portion of the Offered Shares, by notifying the Selling Stockholder and the Company in writing, before the expiration of such fifteen (15)-day period, as to the number of such shares which such ROFR Party wishes to purchase, which number shall not be more than the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants) held by such ROFR Party and the denominator of which shall be the sum of the number of shares of Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants) held by the participating ROFR Parties.

(d) Purchase Price. The purchase price (the “Purchase Price”) for the Offered Shares purchased by the Company or the ROFR Parties under this Section 1 shall be the Offered Price (or such portion of the Offered Price as is proportional to the number of Offered Shares purchased by the Company and/or each of the respective ROFR Parties, as applicable). If the Offered Price includes consideration other than cash, then the Company or the ROFR Parties, as the case may be, may elect to pay the cash equivalent value of such non-cash consideration, the value of which non-cash consideration shall be promptly determined by the Board of Directors of the Company in good faith.

(e) Closing; Payment. Payment of the Purchase Price shall be made in the non-cash consideration specified in the Notice and/or in cash (by check or wire transfer), or, if the purchaser is the Company, by cancellation of all or a portion of any outstanding bona fide indebtedness of the Selling Stockholder to the Company, or by any combination thereof within forty (40) days after receipt of the Notice or in the manner and at the times set forth in the Notice. At the closing of such sale, the Selling Stockholder shall represent and warrant that (i) the Offered

Shares being sold are free and clear of all liens, claims and encumbrances, (ii) such Selling Stockholder is the beneficial owner of the Offered Shares and (iii) the Selling Stockholder is transferring good and valid title to the Offered Shares. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate, consistent with the terms hereof.

(f) Selling Stockholder’s Right to Transfer. Any portion of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee that are not purchased by the Company or the ROFR Parties, as provided in this Section 1, may be transferred by the Selling Stockholder to the Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer (i) complies with the provisions of Section 2 of this Agreement with respect to co-sale rights, (ii) is consummated within one hundred twenty (120) days after the date of the Notice, (iii) is in accordance with all the terms of this Agreement and all other agreements between the Selling Stockholder and the Company (including, without limitation, the Third Amended and Restated Investors’ Rights Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Investor Rights Agreement”) and the Third Amended and Restated Voting and Drag Along Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Voting and Drag Along Agreement”), and (iv) is effected in accordance with any applicable securities laws. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such one hundred twenty (120) day period, a new Notice shall be given to the Company and the ROFR Parties, and the Company and the ROFR Parties shall again be offered the Rights of First Refusal pursuant to this Section 1 before any Offered Shares held by the Selling Stockholder may be sold or otherwise transferred.

(g) Involuntary Transfers.

(i) Each Stockholder shall notify the Company and the ROFR Parties upon the occurrence of an Involuntary Transfer (as defined below) of any Equity Securities (including Involuntary Transfers of a beneficial interest of any beneficial owner) (an “Involuntary Transfer Notice”). If an Involuntary Transfer of any of the Equity Securities owned by any Stockholder or Warrantholder shall occur, such Equity Securities (the “Transferred Securities”) shall remain subject to all the terms of this Agreement and the Company and the ROFR Parties shall have the same rights of first refusal under this Section 1 with respect thereto, as if the Involuntary Transfer had been a proposed voluntary transfer by such Stockholder or Warrantholder, except that:

(1)

the periods within which such rights must be exercised shall run from the date the Involuntary Transfer Notice is received from the Stockholder or its legal representatives with respect to which such Involuntary Transfer has occurred; and

(2)

such rights shall be exercised by notice to the Involuntary Transferee rather than to the Stockholder with respect to which such Involuntary Transfer has occurred, and the rights and obligations of the Selling Stockholder set forth in Sections 1(a)–(f) above shall apply to such Involuntary Transferee.

(ii) The purchase price of Transferred Securities shall be the lesser of the fair market value of the Transferred Securities on the date of such Involuntary Transfer or on the date of the relevant Involuntary Transfer Notice, such fair market value to be determined by the Board of Directors of the Company in good faith.

(iii) In the event that the provisions of this Section 1(g) shall be held to be unenforceable with respect to any particular Involuntary Transfer of Equity Securities, such Equity Securities shall remain subject to all the terms of this Agreement and the Company and the ROFR Parties shall have the same right of first refusal as set forth in Sections 1(a)–(g) hereof if the Involuntary Transferee subsequently obtains a bona fide offer in writing from unaffiliated third parties to transfer such Transferred Securities.

(iv) For purposes of this Section 1(g), “Involuntary Transfer” shall mean any transfer, proceeding or action (other than to a Permitted Transferee) by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any Equity Securities, including, without limitation, (1) any seizure under levy of attachment or execution, (2) any foreclosure upon a pledge of such Equity Securities or such Equity Securities themselves, (3) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto or any similar state laws) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, or (4) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property. For the avoidance of doubt, any transfer to a Stockholder’s spouse or domestic partner as a result of the termination of the marital relationship of the Stockholder and the Stockholder’s spouse shall not be deemed an “Involuntary Transfer”. “Involuntary Transferee” shall have a correlative meaning to “Involuntary Transfer.”

(h) Exception for Certain Transfers. This Section 1 shall not apply to shares transferred (i) by will or intestacy to the Selling Stockholder’s Immediate Family, (ii) to a trust for the benefit of the Selling Stockholder, (iii) to the Selling Stockholder’s Immediate Family as a gift, (iv) with respect to a Selling Stockholder which is a corporation, partnership or limited liability company, solely to its partners, limited partners, members or to any investment fund or other similar fund or investment vehicle affiliated with such Selling Stockholder and other than with respect to any investment fund or other similar fund or investment vehicle affiliated with such Selling Stockholder, the transaction is made for no consideration, (v) to another current Stockholder or Warrantholder or (vi) to any other person with the written consent of the Company (it being understood that such consent may be withheld for any reason or no reason); provided that (A) the Selling Stockholder shall inform the Company prior to effecting a transfer pursuant to one of the exemptions provided in clauses (i)–(v) of this Section 1(h), (B) each transferee or other recipient in a Permitted Transfer shall receive and hold the shares so transferred subject to the provisions of this Agreement, the Investor Rights Agreement and the Voting and Drag Along Agreement and (C) there shall be no further transfer of such shares except in accordance with the terms of this Agreement, the Investor Rights Agreement and the Voting and Drag Along Agreement. “Immediate Family” of an individual shall mean a spouse, lineal descendant or antecedent, father, mother, brother or sister of such individual. “Permitted Transfer” shall mean and refer to each of the transfers described in clauses (i) through (vi) of this Section 1(h) and “Permitted Transferee” shall have the correlative meaning to “Permitted Transfer”.

(i) Termination of Rights of First Refusal. This Section 1 shall not apply to and shall terminate immediately before the earlier to occur of (i) the closing of an IPO (as defined in the Investor Rights Agreement) or (ii) a Sale of the Company (as defined in the Voting and Drag Along Agreement).

2.	INVESTORS AND WARRANTHOLDERS CO-SALE RIGHTS

(a) General. To the extent the Company and the ROFR Parties do not exercise their Rights of First Refusal under Section 1 of this Agreement with respect to shares of Common Stock, the Selling Stockholder shall send a written notice (the “Investor Co-Sale Notice”) to the Investors and the Warrantholders (collectively, the “Co-Sale Parties”) containing the terms and conditions of the proposed transfer and the number of Offered Shares within sixty (60) days of sending the original Notice pursuant to Section 1(a) of this Agreement. Within ten (10) days of the date of the Investor Co-Sale Notice, each of the Co-Sale Parties shall notify the Selling Stockholder if such holder elects to participate in such transfer. Any such Co-Sale Party electing to participate in such transfer shall then have the right to sell, at the same price and on the same terms as the Selling Stockholder, an amount of shares of Common Stock (calculated on an as exercised basis with respect to warrants held by the Warrantholders pursuant to the terms of such warrants) equal to the number of shares of Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants) to be sold or transferred pursuant to the Investor Co-Sale Notice multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants) held by such Co-Sale Party and the denominator of which shall be the sum of the number of shares of Common Stock held by the Selling Stockholder and the participating Co-Sale Parties (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants).

(b) Closing. Each of the Co-Sale Parties agrees to enter into an agreement with the purchaser on terms and conditions identical, to the extent feasible, with the agreement entered into by the Selling Stockholder providing representations and warranties (as to its own shareholding) and other terms and conditions agreed to by the Selling Stockholder.

(c) Exception for Certain Transfers. Anything to the contrary contained in this Section 2 notwithstanding, this Section 2 shall not apply to shares transferred in a Permitted Transfer, transferred to the Company as part of a redemption or repurchase or transferred to another current Stockholder or Warrantholder. In such case, the transferee or other recipient shall receive and hold the shares so transferred subject to the provisions of this Agreement, and there shall be no further transfer of such shares except in accordance with the terms of this Agreement.

(d) Assignment of Co-Sale Rights. The Co-Sale Rights described in this Section 2 may only be assigned by a Co-Sale Party to an affiliate of such Co-Sale Party or to its members.

(e) Termination of Co-Sale Rights. The Co-Sale Rights described in this Section 2 shall not apply to and shall terminate immediately before the earlier to occur of (i) the closing of an IPO or (ii) a Sale of the Company.

3.	OTHER CO-SALE RIGHTS

(a) “Co-Sale” Transfers. If an Investor or a Permitted Transferee of an Investors (for purposes of this Section 3, any such person, the “Proposed Transferor”), at any time or from time to time, in one transaction or in a series of related transactions, desires to enter into an agreement (whether oral or written) to transfer (for purposes of this Section 3, a “Co-Sale Transfer”) shares of Common Stock to any person, then each of the other Common Stockholders (other than the Proposed Transferor but including Warrantholders) (for purposes of this Section 3, collectively, the “Other Stockholders”) shall have the right, but not the obligation, to elect that the Proposed Transferor be obligated to require, as a condition to such Co-Sale Transfer, that the proposed purchaser purchase from each such electing Other Stockholder (each Other Stockholder electing to participate in the Co-Sale Transfer, an “Electing Other Stockholder”):

(i) a number of shares of Common Stock elected by such Other Stockholder up to the number of shares of Common Stock derived by multiplying the total number of shares of Common Stock owned by such Electing Other Stockholder by a fraction, the numerator of which is equal to the number of shares of Common Stock then owned by the Proposed Transferor that are to be purchased by the proposed purchaser (without giving effect to any reduction in such number of shares by reason of any Other Stockholder’s election to exercise the “co-sale” rights provided in this Section 3 in connection with such transaction) and the denominator of which is the total number of shares of Common Stock owned by the Proposed Transferor prior to such sale, in each case calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants with respect to the Warrantholders.

(ii) With respect to the Warrantholders, if the Warrantholders elect to participate in the Co-Sale Transfer as an Electing Other Stockholder, prior to the consummation of the Co-Sale Transfer contemplated under this Section 3, the Warrantholder shall exercise its respective warrants to purchase shares of Common Stock and shall become “Common Stockholders” hereunder pursuant to Section 6(l) of this Agreement.

(b) Co-Sale Transfer Terms. In any such transaction contemplated by this Section 3, all of such shares of Common Stock shall be purchased at, or be converted into the right to receive, the same price per share of Common Stock (and the same type of consideration), as received by the Proposed Transferor and the terms and conditions of such sale, including, with respect to any non-cash consideration received in such sale, including sale and exit rights (i.e., rights of first refusal, drag-along and co-sale rights) with respect to such non-cash consideration to be received in such sale, shall be the same terms and conditions for all Stockholders, including the Proposed Transferor, subject to any applicable ownership thresholds with respect to any such sale and exit rights to be received in such sale. To the extent that the parties are required to provide any indemnification with respect to breaches of representations and warranties by or on behalf of the Company or agreements by the Company or otherwise assume any other post-closing liabilities, each Electing Other Stockholder shall do so severally and not jointly (and on a pro rata basis in accordance with the proceeds to be received by the Proposed Transferor (and their affiliates, if applicable) and each Electing Other Stockholder), and each Electing Other Stockholder’s respective potential liability thereunder (including any tax liability) shall not exceed the actual proceeds received by such Electing Other Stockholder. The only representations and warranties that an Electing Other Stockholder shall be required to make in connection with such sale transaction are with respect to his, her or its ownership of the Equity Securities to be sold by him, her or it (including his, her or its ability to convey title free and clear of all liens, encumbrances, adverse claims or similar restrictions; no conflicts with agreements to which, he, she or it is a party; no conflicts with law; authority; and enforceability); provided that the foregoing shall not limit any of the obligations of an Electing Other Stockholder pursuant to the preceding sentence to share pro rata in any indemnification or post-closing liabilities (except that such Electing Other Stockholder’s liability thereunder shall not exceed the actual proceeds received by such Electing Other Stockholder). In addition, no Electing Other Stockholder shall be liable (on a pro rata basis or otherwise) for breach of the representations and warranties of any other Stockholder made in its individual capacity as to its individual ownership, authorization and other related matters which apply only to such Stockholder. Each Electing Other Stockholder whose Equity Securities are sold in a Co-Sale Transfer shall be required to bear a proportionate share of the expenses of the transaction (with such proportionate share of expenses being based on such Electing Other Stockholder’s proportionate share of the proceeds received in such transaction), including, without limitation, legal, accounting and investment banking fees and expenses. Notwithstanding the foregoing, in no event shall the Warrantholders be required to agree to any non-solicit or non-compete covenants in connection with a sale under this Section 3.

(c) Notice of Co-Sale Opportunity. The Proposed Transferor participating in a Co-Sale Transfer shall promptly (and in no event less than twenty (20) Business Days prior to the consummation thereof) provide the Company with notice (for purposes of this Section 3, the “Proposed Transfer Notice”) of the proposed Co-Sale Transfer (which the Company shall transmit to each Other Stockholder within three (3) Business Days after its receipt thereof) containing the following:

(i) the name and address of the proposed transferee in the Co-Sale Transfer and a summary of the terms and conditions (including the proposed amount and form of consideration to be paid) of such Co-Sale Transfer;

(ii) the number of shares of Common Stock proposed to be transferred by the Proposed Transferor in the event none of the Other Stockholders elects to participate;

(iii) the aggregate number of shares of Common Stock held of record by the Proposed Transferor as of the date (for purposes of this Section 3, the “Notice Date”) of the Proposed Transfer Notice;

(iv) the aggregate number of shares of Common Stock held of record as of the Notice Date by all Other Stockholders as a group, as shall be confirmed by the Company upon request;

(v) the maximum number of shares of Common Stock (calculated on an as exercised basis with respect to shares of Common Stock underlying outstanding warrants pursuant to the terms of such warrants with respect to the warrants held by the Warrantholders) each such Other Stockholder is entitled to include in the Co-Sale Transfer (as computed in accordance with the equations set forth in Section 3(a), as shall be confirmed by the Company upon request; and

(vi) that the proposed transferee has been informed of the “co-sale” rights provided for in Section 3(a).

(d) Notice and Terms of Acceptance of Co-Sale Opportunity.

(i) If an Electing Other Stockholder desires to participate in such Co-Sale Transfer, such Electing Other Stockholder shall provide written notice (the “Co-Sale Notice”) to the Proposed Transferor not later than ten (10) Business Days after the Notice Date setting forth the number of shares of Common Stock such Electing Other Stockholder elects to include in the Co-Sale Transfer.

(ii) The Co-Sale Notice given by any Electing Other Stockholder shall constitute such Electing Other Stockholder’s binding agreement to sell such Equity Securities as are included therein on the terms and conditions applicable to such sale (including the requirements of this Section 3). In the event that the proposed transferee does not purchase the Equity Securities of the Proposed Transferor, then the proposed Co-Sale Transfer by the Electing Other Stockholders to such proposed transferee shall not take place. If the Co-Sale Notice from any Other Stockholder is not received by the Proposed Transferor within the ten (10) Business Day period specified above in this Section 3(d), the Proposed Transferor shall have the right to consummate the Co-Sale Transfer with the proposed transferee without any participation by such Other Stockholder, but only on the terms and conditions stated in the Proposed Transfer Notice or on terms and conditions no more favorable to the Proposed Transferor and only if a definitive and binding agreement to consummate such Co-Sale Transfer is entered into not later than thirty (30) days after the end of such ten (10) Business Day period specified above in this Section 3(d).

(e) Application of Co-Sale Provisions. The provisions of this Section 3 shall not apply to:

(i) any transaction in which shares of Common Stock are proposed to be sold publicly pursuant to a registration statement filed under the Securities Act;

(ii) any transfer to a Permitted Transferee;

(iii) any shares of Common Stock proposed to be transferred which are purchased by the Company or the ROFR Parties pursuant to Section 1 of this Agreement;

(iv) any transfer to another current Stockholder or Warrantholder;

(v) any transfer to the Company as part of a redemption or repurchase; and

(vi) any transfer of Equity Securities in connection with the exercise of the Investor Deciders’ (as defined below) Drag-Along Right set forth in Section 3 of the Voting and Drag Along Agreement.

(f) Termination of Co-Sale Rights. Notwithstanding anything herein to the contrary, the rights and obligations provided for in this Section 3 shall terminate immediately before the earlier to occur of (i) the closing of an IPO or (ii) a Sale of the Company.

4.	REFUSAL TO TRANSFER

(a) Refusal to Transfer. Any attempt by the Selling Stockholder or Proposed Transferor to transfer any shares in violation of any provision of this Agreement will be void ab initio. The Company will not be required (i) to transfer on its books any shares that have been sold, gifted or otherwise transferred in violation of this Agreement, or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so transferred.

(b) Call Option. In the event of a prohibited transfer in violation of Section 1(c) of this Agreement (a “Prohibited Transaction”), the Investors shall have the option to purchase from the pledgee, purchaser or transferee of the Offered Shares transferred in violation of Section 1 hereof, the number of shares that the Investors would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 1 hereof, on the following terms and conditions:

(i) The price per share at which the shares are to be purchased by the Investors shall be equal to the price per share paid to the Selling Stockholder by the third party purchaser or purchasers of such Offered Shares that is subject to the Prohibited Transaction; and

(ii) The Selling Stockholder shall reimburse the Investors for any reasonable and documented out-of-pocket expenses, including reasonable legal fees and expenses, incurred in effecting such purchase; provided, however, that the Investors shall only be entitled to such reimbursement if such exercise or attempted exercise of the Investors’ rights under this Section 4(b) was made with evidence that a Prohibited Transaction had occurred.

5.	LEGEND REQUIREMENT

Each certificate representing Equity Securities now or hereafter owned by a Stockholder or issued to any transferee in a Permitted Transfer shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-1 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “A-1 CERTIFICATE OF DESIGNATION”), THE CERTIFICATE OF DESIGNATION FOR THE SERIES A-2 PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “A-2 CERTIFICATE OF DESIGNATION”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, VOTING AND DRAG ALONG AGREEMENT AND RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, EACH BY AND AMONG MONTROSE ENVIRONMENTAL GROUP, INC. (THE “ISSUER”) AND CERTAIN HOLDERS OF ISSUER SECURITIES PARTY THERETO (THE “INVESTMENT AGREEMENTS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE A-1 CERTIFICATE OF DESIGNATION, THE A-2 CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENTS. A COPY OF THE A-1 CERTIFICATE OF DESIGNATION, THE A-2 CERTIFICATE OF DESIGNATION AND THE INVESTMENT AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON REQUEST.”

At any time after the termination of this Agreement, any holder of a stock certificate legended pursuant to this Section 5 may surrender such certificate to the Company for removal of such legend and the Company shall duly reissue a new certificate without the legend.

6.	MISCELLANEOUS

(a) All Shares Held by Stockholders. The terms and conditions of this Agreement govern all Equity Securities held or acquired by any Stockholder or Warrantholder subsequent to the date of this Agreement. In the event of a conflict between the terms of this Agreement and similar terms in an option agreement or other agreement governing shares of stock held by a Stockholder, the terms of this Agreement shall govern.

(b) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

(c) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws. The parties hereto hereby consent to the jurisdiction of any state or federal court located within the area encompassed by the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final, nonappealable judgment rendered thereby in connection with this Agreement. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

(f) Stock Splits, etc. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

(g) Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, sent by overnight courier service or telecopied, by email (transmission confirmed), or otherwise actually delivered to the parties to be notified at the addresses set forth on the signature page of this Agreement (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

(h) Amendments and Waivers. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company; provided, however that any amendment to this Agreement in a manner that adversely affects the rights of the Investors, the Preferred Stockholders or the Warrantholders shall also require the written consent of Richard E. Perlman and James K. Price (collectively, the “Investor Deciders”) (with respect to the Investors), the holders of a majority in interest of the issued and outstanding shares of Preferred Stock or a majority in interest of the shares of Common Stock underlying issued and outstanding warrants held by the Warrantholders, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto but in no event shall any amendment or waiver adversely affect the obligations or rights of any individual Stockholder or class or category of Stockholder in a manner different than the other Stockholders, except upon the written consent of such Stockholder or a majority of such adversely affected class or category of Stockholders, as applicable. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Stockholder, or agree to accept alternatives to such performance, without obtaining the consent of any Stockholder so long as such waiver or acceptance of alternative performance affects all Stockholders equally. The Company may amend Exhibits A, B, C and D hereto, without obtaining the approval of any of the Stockholders, Warrantholders or Investor Deciders, to reflect any changes to the information set forth thereon resulting from the issuance of any new securities or transfer of any securities, in each case, provided such issuance or transfer was in accordance with the terms of this Agreement.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms to the maximum extent possible.

(j) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements (including the Original Agreement), understandings, duties or obligations among the parties with respect to the subject matter hereof.

(k) Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(l) Additional Parties; Termination of Rights. Notwithstanding Section 6(h) above, in the event that after the date of this Agreement, the Company issues shares of Equity Securities to any officer, employee or other person or entity (including, but not limited to, shares issued to Warrantholders following the exercise of warrants to purchase capital stock of the Company), the Company shall cause such person to execute a Joinder Agreement in the form attached hereto as Exhibit E, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Stockholder. A Stockholder and/or Warrantholder, as applicable, shall cease to be deemed a Stockholder and/or Warrantholder hereunder, and shall no longer be a party to this Agreement, at such time as such Stockholder or Warrantholder ceases to own any securities of the Company.

(m) Certain Definitions. For purposes of this Agreement:

“Business Day” means Monday through Friday of each week, except that no legal holiday recognized as such by the government of the United States or the State of California shall be regarded as a Business Day.

“Common Stock” shall mean the common stock, par value $0.000004 per share.

“Series A-1 Certificate of Designation” means the Certificate of Designation of Cumulative Series A-1 Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-2 Certificate of Designation” means the Certificate of Designation of Cumulative Series A-2 Preferred Stock of the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series A-1 Preferred Stock” shall mean the Company’s Cumulative Series A-1 Preferred Stock designated in the Series A-1 Certificate of Designation.

“Series A-2 Preferred Stock” shall mean the Company’s Cumulative Series A-2 Preferred Stock designated in the Series A-2 Certificate of Designation.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

COMPANY:		ADDRESS:

MONTROSE ENVIRONMENTAL GROUP, INC.

By:	/s/ Vijay Manthripragada	1 Park Plaza
	Name: Vijay Manthripragada	Suite 1000
	Title: Chief Executive Officer	Irvine, CA 92614

INVESTORS:	ADDRESS:
Richard E. Perlman

/s/ Richard E. Perlman
Richard E. Perlman

Equity Trust Company, Custodian FBO
Richard E. Perlman Roth IRA 2151260

By: /s/ Richard E. Perlman
Name:
Title:

Neal J. Fink, as Trustee of the Richard E. Perlman
Irrevocable Trust F/B/O Wife’s Nieces and
Nephews, U/A dated June 28, 2016

By: /s/ Neil J. Fink
Name: Neil J. Fink
Title: Trustee

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

Neal J. Fink, as Trustee of the Richard E. Perlman Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016

By:	/s/ Neil J. Fink
Name:	Neil J. Fink
Title:	Trustee

Neal J. Fink, as Trustee of the Richard E. Perlman
Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016

By:	/s/ Neil J. Fink
Name:	Neil J. Fink
Title:	Trustee

James K. Price

/s/ James K. Price
James K. Price

The Price Trust #1 FBO Kathleen Lauren Price

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

The Price Trust #2 FBO Nicole Ashley Price

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

The Price 2012 Trust

By:	/s/ WK Price IV
Name:	WK Price IV
Title:	Trustee

J. Miguel Fernandez de Castro

/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

PREFERRED STOCKHOLDERS:	ADDRESS:
c/o Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor
Los Angeles, CA 90071

OCM Montrose Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OCM Montrose II Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

COMMON STOCKHOLDERS:	ADDRESS:

CTEH Holdings, LLC

By:	/s/ Phillip T. Goad
Name:	Phillip T. Goad
Title:	CEO

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

WARRANTHOLDERS:	ADDRESS:
c/o Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor
Los Angeles, CA 90071

OCM Montrose Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OCM Montrose II Holdings, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[SIGNATURE PAGE TO MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT]

EXHIBIT B

SCHEDULE OF PREFERRED STOCKHOLDERS

OCM Montrose Holdings, L.P.

OCM Montrose II Holdings, L.P.

EXHIBIT C

SCHEDULE OF WARRANTHOLDERS

OCM Montrose Holdings, L.P.

OCM Montrose II Holdings, L.P.

EXHIBIT D

SCHEDULE OF INVESTORS

Richard E. Perlman

Equity Trust Company, Custodian FBO Richard E. Perlman Roth IRA 2151260

Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Wife’s Nieces and Nephews, U/A dated June 28, 2016

Neal J. Fink, as Trustee of the Richard E. Perlman Grandchildren’s Irrevocable Trust, U/A dated June 28, 2016

Neal J. Fink, as Trustee of the Richard E. Perlman Irrevocable Trust F/B/O Andrew Perlman, U/A dated June 28, 2016

James K. Price

The Price Trust #1 FBO Kathleen Lauren Price

The Price Trust #2 FBO Nicole Ashley Price

The Price 2012 Trust

J. Miguel Fernandez de Castro

EXHIBIT E

JOINDER AGREEMENT TO

MONTROSE ENVIRONMENTAL GROUP, INC.

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Agreement”) dated as of April 13, 2020, as may be amended from time to time, by and among Montrose Environmental Group, Inc. (the “Company”) and the other parties from time to time named therein, to become bound by all of the terms and conditions of the Agreement as though an original party thereto and shall assume all of the applicable rights and obligations of a [Stockholder/Warrantholder/Investor], as defined in the Agreement. The address, electronic mail address and facsimile number to which notices shall be sent to the undersigned are as follows:

Address:

Facsimile Number:

Email:

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the date written below.

Print Name:
Date: